EXHIBIT 5.1

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154-1895	Main Fax	212.407.4000 212.407.4990

October 16, 2009

QKL Stores Inc.
44 Jingqi Street, Dongfeng Xincun
Sartu District, Daqing, PRC 163311

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333-162150), as amended, (the “Registration Statement”) filed with the Securities and Exchange Commission by QKL Stores Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale by the Company in an underwritten public offering of (i) ______ shares (the “Firm Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), and (ii) up to _____ shares of Common Stock (the “Over-Allotment Shares”) for which the underwriters have been granted an over-allotment option.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing, we are of the opinion that:

The Firm Shares and the Over-Allotment Shares, when issued and sold in accordance with and in the manner described in the Underwriting section of the Registration Statement, will be duly authorized for issuance, validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Constitution of the State of Delaware and all applicable judicial and regulatory determinations with respect thereto.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

Loeb & Loeb LLP

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